Exhibit 11
NATIONAL MEDICAL ENTERPRISES, INC.

Statement Re:  Computation of Per Share Earnings*




                                                     Three Months Ended           Nine Months Ended
                                                         February 28,                February 28,

                                                     1994          1993          1994            1993

                                                              (in thousands, except per share amounts)
FOR PRIMARY EARNINGS PER SHARE

Shares outstanding at beginning of period . . .      165,899       165,879       165,898        166,963
Shares issued upon exercise of stock options. .           22             5            21             23
Dilutive effect of outstanding stock options. .         -              106          -               190
Shares issued as grants of restricted stock,
  net of cancellations. . . . . . . . . . . . .         (49)            10           (32)          (46)
Shares repurchased as treasury stock. . . . . .         -             -             -             (987)


Weighted average number of shares
  and share equivalents outstanding . . . . . .      165,872       166,000       165,887        166,143


Income from continuing operations before
  cumulative effect of a change in accounting .   $   90,717    $   65,053    $  204,625     $  193,469

Loss from discontinued operations . . . . . . .     (255,000)   $  (10,902)   $ (696,000)    $  (36,313)

Cumulative effect of a change in accounting . .         -             -       $   60,121           -

Net income (loss) . . . . . . . . . . . . . . .   $ (164,283)   $   54,151    $ (431,254)    $  157,156


Earnings per share from continuing operations .   $     0.55    $     0.39    $     1.23     $     1.16

Loss per share from discontinued operations . .        (1.54)   $    (0.06)   $    (4.19)    $    (0.21)

Earnings per share from a change in accounting.         -             -       $     0.36              -

  Net . . . . . . . . . . . . . . . . . . . . .   $    (0.99)   $     0.33    $    (2.60)    $     0.95

Exhibit 11
NATIONAL MEDICAL ENTERPRISES, INC.

Statement Re:  Computation of Per Share Earnings* (continued)




                                                     Three Months Ended           Nine Months Ended
                                                         February 28,                February 28,

                                                     1994          1993          1994            1993

                                                              (in thousands, except per share amounts)
FOR FULLY DILUTED EARNINGS PER SHARE

Weighted average number of shares used in
  primary calculation . . . . . . . . . . . . .      165,872       166,000       165,887        166,143
Effect of stock options . . . . . . . . . . . .          -             -             -               16
Assumed conversion of dilutive convertible
  notes and debentures  . . . . . . . . . . . .       13,978        14,111        13,978         14,460

Fully diluted weighted average number of shares      179,850       180,111       179,865        180,619


Income from continuing operations
  used in primary calculation . . . . . . . . .   $   90,717    $   65,053    $  204,625     $  193,469
Adjustments for interest expense,
  contractual allowances and income taxes . . .        1,648         1,118         4,139          3,571

Adjusted income from continuing operations
  used in fully dilutive calculation. . . . . .   $   92,365    $   66,171    $  208,764     $  197,040

Loss from discontinued operations used in
  primary calculation . . . . . . . . . . . . .     (255,000)   $  (10,902)   $ (696,000)    $  (36,313)

Cumulative effect of a change in accounting
  used in primary calculation . . . . . . . . .          -             -      $   60,121            -

Adjusted income (loss) used in fully dilutive
  calculation . . . . . . . . . . . . . . . . .   $ (162,635)   $   55,269    $ (427,115)    $  160,727


Earnings per share from continuing operations .   $     0.51    $     0.37    $     1.16     $     1.09

Loss per share from discontinued operations** .        (1.41)   $    (0.06)   $    (3.86)    $    (0.20)

Earnings per share from a change in accounting.          -             -      $     0.33            -

  Net** . . . . . . . . . . . . . . . . . . . .   $    (0.90)   $     0.31    $    (2.37)    $     0.89






  * All shares in these tables are weighted on the basis of the number of days the shares were outstanding or assumed to be outstanding during each period.

  ** These calculations are submitted in accordance with Regulation S-K item 601(b)(11) although for the 1994 periods it is contrary to paragraph 40 of APB opinion No. 15 because it produces an anti-dilutive result.
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